Exhibit 99.1

Focus Interactive To Purchase MaxOnline Division From MaxWorldwide


MaxWorldwide, Inc. (MAXW.PK), the nation's leading independent Internet advertising sales company, announced today that it has agreed to sell its online ad sales and representation division, MaxOnline, to Focus Interactive, Inc. Focus Interactive, which owns and operates the Excite, iWon and My Way Web sites, is one of the Internet's leading privately held media and marketing solutions companies.

Focus Interactive will acquire all assets of MaxOnline. MaxOnline will be a separate operating subsidiary of Focus Interactive with stand-alone Sales, Marketing, Operations, Finance and Business Development groups.

Bill Wise, MaxOnline's Chief Operating Officer will continue to lead the group, together with Keith Kaplan, MaxOnline's President of Sales and Marketing. MaxOnline's current employees will continue to work for the stand-alone subsidiary. MaxOnline will remain headquartered out of its existing New York office.

"MaxOnline is a leading advertising network on the Internet," said Jonas Steinman, Focus Interactive's Founder and Co-Chief Executive Officer. "We are committed to strengthening this powerful brand, and creating even greater value for its advertisers and publishers. MaxOnline will operate as an independent subsidiary of our organization, which will ensure a seamless transition for all parties."

William M. Apfelbaum, Chairman of MaxWorldwide said, "I have known Jonas Steinman and Bill Daugherty since I was at CBS and we invested in them when they launched their business. This is a perfect combination of talented executives, customer relationships and resources."

Mitchell Cannold, President and CEO of MaxWorldwide added, "Our strategy for all divisions of MaxWorldwide was to reach profitability, offer service unparalleled in the industry and create scale. We have delivered a dynamic sales force, the best in the business, to a company with scale. This is a win for our customers, employees and shareholders."

Under the terms of the sale agreement, unanimously approved by both Boards of Directors, Focus Interactive will pay MaxWorldwide up to $6 million for the MaxOnline division. The sale is subject to MaxWorldwide shareholder approval and other customary closing conditions and is expected to close within approximately 90 days. Allen & Company LLC acted as financial advisor to MaxWorldwide in connection with the sale.

About Focus Interactive
Focus Interactive, which owns and operates the Excite, iWon and My Way Web sites, is one of the Internet's leading privately-held media and marketing solutions companies. Focus is uniquely positioned to deliver unparalleled reach, branding, targeting and search solutions. Focus Interactive is headquartered in Irvington, New York with offices in New York City, Los Angeles, Chicago, San Francisco, Detroit and Dallas.

About MaxWorldwide
MaxWorldwide is the parent company for MaxOnline, the leading independent company


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in online advertising sales and representation. MaxOnline's advertising solutions include media sales across a portfolio of top brand Websites and targeted channels, strategic marketing and creative services and specializes in online direct marketing which includes email and opt-in list management. Headquartered in New York City, MaxWorldwide has additional offices in Valhalla, NY, Miami, Chicago, Los Angeles, San Francisco, and Seattle. For more information please visit our web site: www.maxworldwide.com

Safe Harbor Statement

This press release includes forward-looking statements concerning MaxWorldwide that involve risks, uncertainties and assumptions, including earnings and revenue projections and future plans about MaxWorldwide. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The results or events predicted in these statements may vary materially from actual future events or results. Factors that could cause actual events or results to differ from anticipated events or results include: customer performance challenges, intense competition in each of MaxWorldwide's industries, failure to manage the integration of acquired companies, lack of growth in online advertising, changes in government regulation, failure to successfully manage international operations and other risks that are contained in documents which are filed by MaxWorldwide from time to time with the Securities and Exchange Commission, including reports on Form 10-K and Form 10-Q. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of MaxWorldwide could differ materially from MaxWorldwide's and expectations in these statements. MaxWorldwide assumes no obligation and does not intend to update any of these forward-looking statements. SOURCE MaxWorldwide, Inc.; Focus Interactive, Inc. SOURCE MaxWorldwide, Inc.; Focus Interactive, Inc.